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                                                                   Exhibit 10.20



                               PRE-LEASE CONTRACT
                                       FOR
    SHANGHAI ZHANGJIANG MICRO-ELECTRONICS HARBOR INTELLIGENT OFFICE BUILDING
                                     BETWEEN
          SHANGHAI ZHANGJIANG MICRO-ELECTRONICS HARBOR LIMITED COMPANY
                                       AND
               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.


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       PRE-LEASE CONTRACT FOR SHANGHAI ZHANGJIANG MICRO-ELECTRONICS HARBOR
                          INTELLIGENT OFFICE BUILDING

Lessor:         Shanghai Zhangjiang Micro-Electronics Harbor Co., Ltd. (referred to as "Party A" hereunder)
Address:        Room 201, No.1196, Zhangjiang Road, Pudong, Shanghai
Corporate Legal Person registration No.: CJVHP314264 (Pudong)
Tel:          50803288
Fax:          50803588
Postcode:     201203

Lessee: Shengqu Information Technical (Shanghai) Co., Ltd. (referred to as "Party B" hereunder)
Corporate Legal Person Registration No.: CFOHP316579(Pudong).
Address: 21/22F, Huarong Building, No.1289 Pudong South Road, Pudong, Shanghai
Tel: 50504720
Fax: 50504720-8088
Postcode: 200122

In accordance with the provisions of the Contract Law of the People's Republic of China and the Shanghai House Lease Regulations (referred to as "the Regulations" hereunder), and on the basis of free will, equities, fairness and good faith, Parties A and B have, after mutual consultation, reached the Agreement on the lease of the Office Building by Party B for which Party A may legally do the pre-lease.

ARTICLE 1         CONDITIONS OF THE PRE-LEASED OFFICE BUILDING

1.1 The Office Building that Party A pre-leases to Party B is located at No.1 (temporarily) Building of No.690 Bibo Road, Zhangjiang High-Tech Area, Shanghai (referred to as "the Office Building" hereunder), which is to the south of Zuchongzhi Road (Zhangjiang High-Tech Stop of Metro Line
       II), the west of Bibo Road, and the north of Chenhui Road, and the east of the complete intelligent Office Building housing estate of the Jingming Road. For details see Schedule I attached hereto.

1.2 Please refer to Schedule I for estimated construction area of the Office Building. Proprietary quality of the Office Building is for high-tech research and development as well as office. The exact area actually measured by the surveying and mapping organization as certified by Shanghai House and Land Resources Administration Bureau shall prevail after the completion of the Office Building.

1.3 The plane figure of the Office Building is set forth in Schedule II attached hereto, with the green oblique line filled in the part actually leased.

1.4 Party A, as the real estate owner of the Office Building, executes this lease agreement with Party B. At the time when this agreement is executed, Party A has warranted to Party B that the Office Building shall be free of any existing mortgage or any potential legal dispute.

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1.5    Please refer to Schedule III attached hereto for main fitment and facilities of the Office Building. Actual condition of the Office Building as delivered shall be the standard of its delivery. Both parties agree to sign confirmation document which will be regarded as the voucher for Party A's delivery of the Office Building and as the basis for the test and acceptance when Party B returns the Office Building to Party A at the time when this Contract is terminated.

ARTICLE 2         PURPOSE

2.1 Party B shall use this Office Building in accordance with the purpose, style of operation and service mark as stipulated in Schedule IV attached hereto, and shall abide by the national and municipal regulations concerning the use and property management of houses.

2.2 Party B shall not alter the said use, style of operation, as well as service mark except to the extent otherwise agreed upon by Party A in writing and approved by relevant authorities in accordance with regulations.

ARTICLE 3         DATE OF DELIVERY AND TERM OF THE LEASE

3.1 Term of the lease of the Office Building is as stipulated in Schedule V attached hereto.

3.2 Party A shall deliver the Office Building to Party B for fitting-up on Sept 30th, 2003 and Party B shall begin construction after the completion of relevant procedures. If Party B fails to take over the Office Building on the said date or Party A has the right to delay in the delivery of the Office Building as provided in this agreement, the commencing date of the lease shall remain the same; or else if for other reasons, Party A delays in the delivery of the Office Building, the commencing date of the lease shall be extended accordingly. After Party A has obtained Shanghai Real Estate Right Certificate, Party B shall sign an additional agreement with Party A, the content of which is as specified in Schedule X of this Agreement.

ARTICLE 4         RENTAL AND ITS CALCULATION, MANNER OF PAYMENT, AND TERM

4.1 See Schedule VI for rental, manner of payment and term for the Office Building.

ARTICLE 5         DEPOSIT AND OTHER FEES

5.1 Party B shall pay Party A a deposit, the amount and the payment of which are set forth in Schedule VII. If Party B fails to pay the said amount of deposit before the delivery of the Office Building, Party A shall have the right to delay on the delivery of the Office Building.

5.2 If, within the term of the lease, Party A suffers losses due to Party B's breach of the Agreement, Party A may deduct from the deposit an amount equal to actual losses; and thereafter Party B shall refund to Party A the amount deducted from the deposit.

5.3 If the deposit is not enough to compensate the losses incurred to Party A, Party A may otherwise ask from Party B for additional compensation.

5.4 If the Term of the Agreement is due or is terminated earlier, there is still any amount left in the deposit after Party A has deducted relevant liquidated damages or


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       other fees as stipulated herein, Party A shall return, without interest, within fifteen (15) days as of the date when this Agreement is terminated the said amount to Party B.

5.5 Party B shall pay property management fees in accordance with the charging standard of the property management corporation (see Schedule
       VIII).

5.6 Should there be any reasonable adjustment of the amount of the property management fee as a result of either the re-engagement of the property management corporation or the increase or decrease of the costs of the property management corporation (including the adjustment of the state fees and the salaries of the employees), Party B shall, upon being notified in writing thirty (30) days in advance, pay the fees as adjusted, after mutual consultation between the property management corporation and the enterprises that have moved into the Office Building, as well as the approval of administrative authorities on price. The property management corporation shall provide Party A a report issued by an accounting firm on the use of the property management fees.

5.7 Within the term of the lease, Party B shall pay by itself the fees for the use of water, electricity, gas, telephone and others on a timely basis in accordance with the amounts as evidenced by the public institutions of the government or other reasonable documents. Party B shall also pay all the fees relevant to the use of the Office Building, including, but not limited to, drawings examination fees and coordination fees for construction, fees for temporary use of electricity, and fees for the clearance of wastes. The standard for such fees shall be otherwise agreed upon.

ARTICLE 6         FITTING-UP

6.1 Party B shall abide by the following when it makes any fitting-up or installs any facilities in the Office Building:

       6.1.1 Party B shall provide the drawings to the property management corporation in advance when it proposes to make any fitting-up or to install any firefighting equipment to the Office Building and the construction could only be started after a written approval of the property management corporation is obtained.

       6.1.2 The construction shall be done in accordance with the drawings that have been approved by the property management corporation. If there is any alteration or change to the drawings, Party B shall re-submit the drawings in accordance with the provisions of 6.1.1.

       6.1.3 Any fitting-up, compartment, re-building and any installation of the equipment to the Office Building by Party B shall be done pursuant to the provisions of the laws and regulations of the People's Republic of China. If there is any loss incurred to Party A for Party B's failure to abide by the said provisions, Party B shall be responsible for the compensation of such losses. However, Party A need not be responsible for the losses caused by the delay as a result of the refusal or delay of the approval for such fitting-up by any relevant authorities.

       6.1.4 Party B shall, when making any internal fitting-up or installing any equipments, to the best of its abilities, use high-quality and appropriate style, for the purpose that the style level of the building matches the entire style of Shanghai Zhangjiang Micro-Electronics Harbor Intelligent Office Building.

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       6.1.5  Before any installation of lightings, service marks, symbols or advertisement stuffs in the Office Building that could be seen from outside of the Office Building, Party B shall provide to the property management corporation detailed drawings of the said installations for its written consent.

6.2 If Party B installs or permits other people to install any equipment into the Office Building, use of electricity of the equipment shall be indicated by an independent electricity meter of the Office Building.

6.3 Party B shall cause its employees, the construction company and its workers to cooperate fully with Party A, the property management corporation and other construction companies and their workers. Party B, the construction company and their workers shall abide by any provisions of the property management corporation concerning the construction.

ARTICLE 7         CONDITIONS OF THE OFFICE BUILDING AT THE TIME OF RETURN

7.1 Party B shall restore the Office Building to the same condition and return it to Party A no later that ten (10) days after the termination of this agreement. Party A shall have the right to ask Party B for the destruction of any fitting-ups, accessions, alterations, or installations of any equipment by Party B and the return of the Office Building in a condition as it is when delivered (undecorated office building).

7.2 However, Party A may ask Party B to maintain the fitting-ups of the Office Building. Party B shall follow the demand of Party A when the latter asks for the delivery of the fitting-ups in the Office Building. When such delivery is made, the said equipment shall be in a good condition for use (excepting any reasonable wear and tear). Party A shall be the owner of such equipment after the said delivery.

ARTICLE 8         SUBLEASE, TRANSFER AND EXCHANGE

8.1 The Office Building or any part of the Office Building shall not be subleased, transferred, exchanged or actually subleased, transferred, or exchanged in any other means to a third party except otherwise agreed upon by Party A in writing.

8.2 Without written consent of Party A, any acquirement of the right to operate in the said building by any natural person or company by any means except those provided in 8.1, shall be considered to be a breach of the provisions of 8.1.

8.3 If Party B establishes a new company that actually uses the Office Building, it shall notify Party A and provide relevant documents evidencing that the new company is its parent, subsidiary, branch or other affiliated companies.

8.4 If Party B does not propose to purchase the Office Building before the 31st of December in 2006, then Party B shall no longer have the pre-emption right to the Office Building and Party A shall have the right to sell the Office Building to a third party. If Party A transfers the Office Building or any part of the Office Building, it shall make sure in any such transfer agreement that the transferee of the building shall assume and perform all the rights and obligations of Party A under this agreement, and shall cause the transferee to make such warranties to Party B in writing. Thereafter, the rights and obligations of Party A under this agreement are terminated.

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ARTICLE 9         RIGHT TO RELET

9.1 Party B shall, no later than six (6) months before the expiration of the lease or relet, provide to Party A an irrevocable application in writing to continue to lease the Office Building (referred to as "the reletting application"). After obtaining the permission of Party A, the Parties shall negotiate the terms and conditions of the lease agreement and sign a new one. It shall be considered as an abandonment of the right to relet either if Party B fails to provide the application on time or if the parties fail to come into agreement with regard to the terms and conditions of the said new lease agreement within three (3) months after such application.

ARTICLE 10        MUTUAL LIABILITIES

10.1   Liabilities of the Party A

       10.1.1 On the condition that Party B pays the rental and other fees on a timely basis in accordance with this Agreement, Party B shall have the right to make use of the Office Building and any other facilities provided by Party A within the term of the lease, and shall be entitled to the rights and interests of business generated by the use of the Office Building.

       10.1.2 Party A shall bear any taxation which is to be paid by the owner of the Office Building to relevant authorities in accordance with the provisions of the laws and regulations.

       10.1.3 Party A shall provide the design capacities and coal gas pipeline tie-ins and assist Party B in applying for the installation of the gas meter and Party B shall be responsible for fees for the capacity increase as well as other projects and relevant costs.

       10.1.4 Party A shall provide the design electricity and assist Party B in applying for the installation of the electricity meter and Party B shall be responsible for fees for the capacity increase as well as other projects and relevant costs if the actual demand of the electricity exceeds the design capacity of Party A.

       10.1.5 Party A shall provide the water supply and sewage disposal facilities and shall be responsible for the costs for such facilities to the public corridors outside of the Office Building. Party B itself shall be responsible for the construction and the costs thereof for such facilities to be connected from the public corridor to the inside of the Office Building.

       10.1.6 Party A shall keep and cause the property management corporation to maintain the main structure of the Office Building in a good condition and shall be responsible for any repair if necessary.

10.2   Liabilities of Party B

       10.2.1 Party B shall maintain all the internal fitting-ups and belongings thereof (which belong to Party B) of the Office Building, including, but not limited to, all the dynamoelectric facilities, firefighting facilities, coal gas facilities, electrical lines and pipelines in a clear and good condition. And Party B shall also be responsible for the daily maintenance of all the internal fitting-ups and


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               belongings to the Office Building from time to time within the term of the lease at its own cost.

       10.2.2 Party B and its employees shall operate in the Office Building in accordance with the provisions of the laws, regulations and the policies of the People's Republic of China.

       10.2.3 Party B shall permit Party A, together with future lessees or users of the Office Building, to know the structure and the facilities of the Office Building, within a reasonable time in three (3) months prior to the expiration or prior termination of the lease agreement.

       10.2.4 Party B undertakes to use the Office Building in accordance with the provisions as set forth in Schedule X attached hereto.

       10.2.5 Party B shall bear the cost for the destruction of any projects when any relevant authorities order to investigate and dispose of any construction, compartment, or any other addition built by Party B in the Office Building (no matter whether any such constructions, compartments, or any other addition has been built with the permission of Party A).

       10.2.6 Party B shall not intentionally perform any activities which may influence adversely to the name and reputation of the Office Building. And should there be any such adverse influence caused to the Office Building by any intentional misbehavior or negligence of Party B, it shall make an apology to Party A and be responsible for the compensation of any direct economic loss caused thereby.

       10.2.7 Party B shall not make or allow making any activities in the Office Building that may annoy the users of other office building and the neighboring buildings.

       10.2.8 Party B shall not make or allow making any illegal or immoral use of the Office Building.

       10.2.9 Party B shall itself arrange all the permissions needed for the business operation (including the business licenses, grants and other certificates), however, Party A agrees to provide reasonable assistance.

       10.2.10 Party B shall not do or allow doing any activities that may be considered to be a violation of any provisions concerning the use right of the land on which the Office Building is located.

       10.2.11 In order to maintain the image of the Office Building and to promote the level of management of the property management corporation, Party B shall abide by the management systems of such corporation. Party B hereby agrees to abide by the management systems set down by the property management corporation from time to time, and if it considers such systems to be unreasonable, it may, without the prejudice to the performance of such systems first, put forward objections to the property management corporation not later than ten (10) working days after the establishment of such systems.

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ARTICLE 11        INDEMNIFICATION

11.1 The Parties hereby explicitly agree that Party A do not have to either compensate or derate the rental or to be responsible for any other legal liabilities to Party B or any other parties in the cases of force majeure and where Party A has not acted in default unless to the extent that the loss was caused by Party A's default. Party B therefore undertakes to indemnify and keep Party A harmless from any liabilities for compensation for any such losses caused to Party B or any other parties.

       11.1.1 Whereas Party B has been acquainted to the situations of the building site of the Office Building, Party A do not have to be responsible for any adverse influence that may be caused to the normal operation of Party B.

ARTICLE 12        INSURANCE

12.1 Party B shall, at its own cost, obtain adequate fire insurance, marine insurance, third-party insurance, property insurance and business intermit insurance from a reputable insurance company for the fitting-ups and properties of the Office Building within the term of the use/the term of the lease.

12.2 Party B shall provide valid policies for said insurance and receipt for the last payment for such insurance fees once the property management corporation requires.

ARTICLE 13        CAUSES FOR TERMINATION

13.1 The Parties agree that this agreement will terminate in case of one of the following during the term of the lease and each party will not be liable to each other for the termination:

       13.1.1 The land-use right of the Office Building is recalled ahead of time in accordance with law;

       13.1.2 The Office Building is expropriated for the public interests or the need of municipal construction in accordance with law;

       13.1.3 The Office Building is either damaged or destroyed resulting from reasons other than the behavior of Party A, or being identified as a building in danger.

       13.1.4 Force majeure.


ARTICLE 14        BREACH OF CONTRACT

14.1 If Party B defaults on the payments of any rental, property management fee, the deposit provided in the agreement and any other payments according to this agreement, without any prejudice to any other rights of Party A, Party A shall have the right to require Party B to pay the overdue interests (which shall be calculated at 1% of the delinquent payments per day since the date on which Party B shall make such payments).

14.2 Party B hereby explicitly agrees and declares that Party A shall have the right to take back the Office Building and the facilities thereof in advance legally in cases on the occurrence of any of the following events, and this agreement will accordingly terminate immediately. Moreover, Party B shall pay an amount of money equal to the


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       deposit as compensation for the losses of Party A. However, the parties shall take any necessary measures to mitigate the losses, and the amount of compensation that Party B shall pay may be decreased accordingly if the actual losses of Party A are mitigated. Such Events are as follows:

       14.2.1 If Party B defaults on the payment of the rentals, property management fees, or the deposit without any reason in excess of thirty (30) days, and still fails to pay off such fees within a reasonable period of time after the notice of Party A.

       14.2.2 Party B comes into insolvency or liquidation;

14.3 It shall be enough for Party A to fully exert the right to take back the Office Building in advance when it notifies Party B in writing and declares that it shall exert such rights due to the breach of contract by Party B pursuant to the terms and conditions of this agreement, and Party A does not have to exert such rights by actually coming into and possessing the Office Building.

14.4 On the expiration or termination of this agreement in advance, if Party B delays on returning the Office Building, it shall pay the liquidated damages to Party A in an amount equal to three (3) times as the daily present rentals each day; if the delay exceeds fifteen (15) days, subject to the permission of the state supervisory authorities, Party A shall have the right to come into and possess the Office Building and to seal up for keeping all the belongings to Party B in the Office Building, and furthermore, Party B shall bear all the expenses related hereto.

14.5 Any party shall compensate any direct losses to the other party due to its breach of this agreement.


ARTICLE 15        DEFINITION AND OTHERS

15.1   Currency

       The currency of the rentals, the property management fees and the deposit shall be in Renminbi.

15.2 Party A reserves the absolute right to alter the design, layout and facilities of any part of the Office Building (other than those that have been leased to Party A).

15.3 Party A reserves the right to name the Office Building and Party A may, by notice to Party B not less than fifteen (15) days in advance, change the name of the Office Building and do not have to make any compensation to Party B or any other parties.

15.4 The governing law of this agreement shall be the local laws of the place where the Office Building is located. The Parties shall try to settle by negotiations with each other if there is any dispute. If such negotiations fail, any party may bring lawsuits to competent people's court where the Office Building is located.

15.5 This agreement shall become effective on the execution of the parties and be terminated when the rights and obligations of the parties have been performed.

15.6 Schedules to this agreement should be an integral part of the agreement and shall have the same force as the provisions of this agreement.

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15.7   This agreement has four counterparts, with one for each of the two parties, and two counterparts for the relevant registration authorities of the government.

THE PARTIES

PARTY A: SHANGHAI ZHANGJIANG MICRO-ELECTRONICS HARBOR CO., LTD.


LEGAL REPRESENTATIVE/DEPUTY: _________________________


PARTY B: SHENGQU INFORMATION TECHNICAL CO., LTD.


LEGAL REPRESENTATIVE/DEPUTY: _________________________



DATED, ON THE 29TH OF AUGUST, 2003



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SCHEDULE I

                    LOCATION AND AREA OF THE OFFICE BUILDING

The office building is the one located at No.1 Building (temporarily) of No.690, Bibo Road, Zhangjiang High-tech Area, Shanghai and the assessed acreage of the Building is 14457.35 sq. meters.



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SCHEDULE II

                     THE PLANE FIGURE OF THE OFFICE BUILDING

The leased area of the Office Building is marked with green oblique line for reference.

The plane figure of the Office Building as certified by the Shanghai House and Land Resources Administration Bureau shall prevail.



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Schedule III

                       LIST OF THE FITMENT AND FACILITIES

                         (AS THE STANDARD OF ACCEPTANCE)

The hall in the entrance of the ground floor: High-grade tile floors and plasterboard suspending ceiling;

Kitchen, toilet and water room: skid-proof ground tiles, plastic suspending ceiling;

Internal corridor and stairwell: skid-proof ground tile, aluminum ally suspending ceiling, stair well flat-roofed dope;

Firefighting watch room and thin-electricity room: static-proof active floor, dopes on the walls and the ceiling;

Office area, 4th Floor hostelling area, low-pressure electricity switch room, electric tube well, elevator controlling room, utility room, and water tank room: cement floors and dopes on the walls and the ceiling;

Outside wall: high-grade surface tiles, aluminum ally board, glass wall, aluminum shutter;

Elevator: public amphibious for persons and goods elevator produced by Shanghai Yongda mechanics and electric industrial limited company;

Door: splint door covered with fire-proof board;

Windows: high-grade aluminum ally windows;

Water: joint through DN 250 municipal pipeline at Bibo Road to the building;

Electricity: four (4) transformers with a capacity of 1250 KVA;

Coal gas: obligated coal tube joint in kitchens in each floor.



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SCHEDULE IV

                               USE OF THE BUILDING

Party B undertakes to party A that it will make use of the building only for the purpose of providing services and office working within its business scope and abide by the regulations of the state and Shanghai local government concerning the use of the building and property management. Party B shall operate business in the building under the name of Shengqu Information Technology (Shanghai) Co., Ltd. or its parent company, subsidiary company and other affiliated enterprises.



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SCHEDULE V

                 THE TERM OF THE LEASE AND THE RELETTING PERIOD

The term of the lease shall be 3 years, namely, from the 1st of January 2004 to the 31st of December, 2006, with a reletting period of 2 years, namely, from the 1st of January, 2007 to the 31st of December, 2008. The whole period shall be 5 years.



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SCHEDULE VI

            THE RENTAL-FREE PERIOD, RENTALS, PAYMENT AND CALCULATION

1.     The rental free period:

       From the 1st of January 2004 to the 30th of June, 2004

2.     Rentals (calculated on the basis of the building area):

       The first year (from the 1st of July, 2004 to the 31st of December, 2004)

       RMB 1.5 Yuan / sq. meters per day

       The second year (from the 1st of January, 2005 to the 31st of December,
       2005)

       RMB 1.6 Yuan / sq. meters per day

       The third year (from the 1st of January, 2006 to the 31st of December,
       2006)

       RMB Yuan 1.7/ sq. meters per day

       The fourth and the fifth year (from the 1st of January, 2007 to the 31st of December, 2008) shall be the reletting period, of which the rentals will be negotiated otherwise during the period from the 1st of July, 2006 to the 30th of September, 2008.

3. The period before the 1st of January 2004, during which party B marks fitting-ups, shall be rental free.

4. The parties hereby agree that the payment shall be done in a principle of "first pay, then lease", which means that the rental for each month shall be paid on the date of 10th in each month by Party B.



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SCHEDULE VII

                                     DEPOSIT

1. Party B shall pay an amount of RMB2,128,670 Yuan to Party A as a deposit, the amount of which equals to the rentals and property management fees for 3 months.

2.     The time limit of payment of the deposit

       2.1 Party B shall pay the deposit of RMB 1,000,000 Yuan to Party A in three (3) working days after the execution of this contract.

       2.2 Party B shall pay the deposit of RMB 1,128,670 Yuan to Party A before the delivery of the building by Party A on the 30th of September 2003.



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SCHEDULE VIII

                             PROPERTY MANAGEMENT FEE

The property management fee of the building shall be RMB 3.45 Yuan / sq. meters per month since the 1st of October, 2003. The monthly payments of the property management fee shall be settled before the 10th of that month.



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SCHEDULE IX

                             SUPPLEMENTARY AGREEMENT

Lessor: Shanghai Zhangjiang Micro-electronics Harbor Limited Company (referred to as "Party A" hereunder)
Address:   Room 201, No.1196, Zhangjiang Road, Pudong, Shanghai
Corporate Legal Person registration No.: CJVHP314264 (Pudong)
Tel: 50803288
Fax: 50803588
Postcode: 201203

Lessee: Shengqu Information Technology (shanghai) Co., Ltd. (referred to as "Party B" hereunder)
Corporate Legal Person Registration No.: CFOHP316579(Pudong)____________.
Address:   Floor 21/22, Huarong Plaza, No.1289 Pudong South Road, Pudong,
           Shanghai
Tel: 50504720
Fax: 50504720-8088
Postcode: 200122

The parties have signed the Pre-Lease Agreement on the lease of the building (referred to as "the Office Building") located at the No.1 Building (temporarily) of No.690, Bibo Road, Zhangjiang High-tech Area, Shanghai by Party A to Party B on _,_,2003. The Office Building has been completed and passed the check and acceptance now. Party A has been granted the Shanghai Real Estate Right Certificate, issued by Shanghai House and Land Resources Administration Bureau. The number of the Certificate is __. According to the related state laws and regulations, the related local regulations of Shanghai and the provisions of the Pre-lease Agreement, the parties execute this supplement agreement.

ARTICLE I         THE AREA OF THE OFFICE BUILDING

The actual area of the Office Building is     sq. meters.

ARTICLE II        RENTAL OF THE OFFICE BUILDING

Rental for the Office Building shall be:

The first year (from the 1st of July, 2004 to the 31st of December, 2004)

RMB1.5 Yuan / sq. meters per day

The second year (from the 1st of January, 2005 to the 31st of December, 2005)

RMB1.6 Yuan / sq. meters per day

The third year (from the 1st of January, 2006 to the 31st of December, 2006)

RMB1.7 Yuan / sq. meters per day

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The fourth and the fifth year (from the 1st of January, 2007 to the 31st of
December, 2008) shall be the reletting period, of which the rentals will be negotiated otherwise during the period from the 1st of July , 2006 to the 30th of September, 2008.

ARTICLE III       PROPERTY MANAGEMENT FEE

The property management fees of the building shall be RMB 3.45 Yuan/ sq. meters per month.

ARTICLE IV        DEPOSIT OF THE OFFICE BUILDING

The deposit of the Office Building shall be ___

ARTICLE V         RE-CALCULATION OF THE EXPENSES

Pursuant to the standards set forth in this Supplement Agreement, the total amount of the rentals and the property management fees that Party shall pay from ______ to _________ shall be _______. Party B has paid ______, and the additional / amount shall be paid by Party A (B) to Party B(A) not less that fourteen (14) days as of the execution of this Supplementary Agreement.

ARTICLE VI        OTHERS

6.1 This Supplementary Agreement is additional to the above Pre-Lease Agreement and shall prevail if there is any conflict between the two agreements.

6.2 This agreement has three counterparts, with one for each of the two parties, and one for the concerned real estate registration authorities.

6.3 This Supplementary Agreement will come into force on the execution of the parties and terminates at the same time as the above Pre-leasing Agreement.

The Parties,



Party A: Shanghai Zhangjiang Micro-Electronics Harbor Co., Ltd



Legal Representative/Deputy:





Party B: Shengqu Information Technology (Shanghai) Co., Ltd.



Legal Representative/Deputy:



Date: August 29, 2003

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

                                    STATEMENT

Our company / I have read the Article 8.5, Article 9.1, Article 11 and Article 14 of this Agreement and its Schedules, and fully understand and accepted the content of the said articles.




Party B : Shengqu Information Technology (Shanghai) Co., Ltd.



Seal and Signature


Date: Aug. 29th, 2003.




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           PRESALE AGREEMENT ON SHANGHAI ZHANGJIANG MICRO-ELECTRONICS

                       HARBOR INTELLIGENT OFFICE BUILDING

Party A: Shanghai Zhangjiang Micro-Electronics Harbor Ltd.

Party B: Shengqu Information Technology (Shanghai) Co., Ltd.

Part A and Part B, on the basis of free will, equity and consultation with each other, have come into this Agreement with respect to Party B's purchase of "Zhangjiang Micro-Electronics Harbor Intelligent Office Building" that is pre-sold by Party A.

ARTICLE 1

Party B shall purchase the No.1 Building of Zhangjiang Micro-electronics Harbor Intelligent Office Building located at No. 690, Bibo Road, (referred to as "the Building"). The planned use of the land approved by the government is high-tech research and development and for office use.

According to the present measurement by Party B, the area of the Building is 14457.35 sq. meters and there are 4 floors in the Building.

ARTICLE 2

Party B proposes to purchase the Building at a price of RMB8500 Yuan per sq. meters

According to the building area measured by Party A, the total amount is temporarily specified as RMB122,877,475.00 Yuan, subject to the actual amount.

ARTICLE 3

The total purchase price shall be the total price of the Building and the land use right accordingly. The agreed total price shall no longer change except for the reason that the actual building area measured in the future differs from the one that has been measured at present.

After the completion of the Building, the actual area shall be determined according to the building area and the respective land area measured by the surveying and mapping institutions certified by Shanghai House and Land Resources Administration Bureau.

ARTICLE 4

The parties agree that at any time before the 31st of December, 2006, Party B shall have the right to duly sign the Presell Agreement on Shanghai Zhangjiang Micro-Electronics Harbor Intelligent Office Building (referred to as the " Sales Agreement") with Party A to purchase the said Building. The contents of the main articles which have been confirmed above (including, but not limited to, the price clause) shall be the main contents of the Presell Agreement

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

ARTICLE 5

The Pre-Lease agreement on Shanghai Zhangjiang Micro-Electronics Harbor Intelligent Office Building (referred to as "the Pre-Lease Agreement") shall terminate automatically once the execution of the Sales Agreement. Party A hereby agrees that the rentals and the deposit that have been paid by Party B shall be transferred into the payment for the purchase of the Building, namely that the total purchase price payable by Party B shall be deducted accordingly the paid rentals and deposit.

ARTICLE 6

The parties hereby agree that if Party B fails to sign the Sales Agreement to purchase the Building due to its own reason, the Pre-Lease Agreement shall terminate on the 31st of December, 2006. If Party B needs to renew the lease of the Building, it shall put forward an application before the 30th of June 2006 and sign a new pre-lease agreement.

ARTICLE 7

During such period of time that Party B has the right to purchase the Building, if Party A sells the whole or part of the Building in any means to a third party under the circumstance that Party B does not breach the Pre-Lease Agreement, Party A shall then assume the liabilities for breach of contract by means of liquidated damages payable to Party B, the amount of which shall equal to twice of the deposit as stipulated in the Pre-Lease Agreement.



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